EXHIBIT 3.7

ARTICLES OF AMENDMENT

OF

RESTATED

ARTICLES OF INCORPORATION

OF

STERLING FINANCIAL CORPORATION

The undersigned officer of Sterling Financial Corporation (the “Corporation”), on behalf of the Corporation, does hereby certify that the following correctly sets forth an amendment to the Corporation’s Restated Articles of Incorporation.

FIRST: The name of this Corporation is Sterling Financial Corporation.

SECOND: The Restated Articles of Incorporation are hereby amended as follows:

RESOLVED, that the first sentence of Article V of the Restated Articles of Incorporation of the Corporation is hereby amended and reads as follows:

Article V

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is 10,010,000,000, of which 10,000,000,000 shall be Common Stock, having no par value per share, and of which 10,000,000 shall be Preferred Stock having no par value per share.

THIRD: These Articles of Amendment to the Restated Articles of Incorporation do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: These Articles of Amendment to the Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of RCW 23B.10.030, on September 8, 2010.

FIFTH: These Articles of Amendment to the Restated Articles of Incorporation were approved by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 at a Special Meeting of Shareholders on October 21, 2010.

SIXTH: These Articles of Amendment are effective upon filing with the Secretary of State of Washington.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment of Restated Articles of Incorporation to be signed by Daniel G. Byrne, its Executive Vice President, Assistant Secretary and Chief Financial Officer, as of October 21, 2010.

STERLING FINANCIAL CORPORATION

By	/s/ Daniel G. Byrne
Daniel G. Byrne
Executive Vice President,
Assistant Secretary and Chief Executive Officer

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